                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             CNA Surety Corporation
             (Exact name of registrant as specified in its charter)


                Delaware                                 36-4144905
    (State or other jurisdiction of         (I.R.S. Employer Identification No.)
     incorporation or organization)


  333 South Wabash, Chicago, Illinois                       60604
(Address of Principal Executive Offices)                 (Zip Code)


         CNA Surety Corporation 2006 Long-Term Equity Compensation Plan
                            (Full title of the plan)


                                 Enid Tanenhaus
              Senior Vice President, General Counsel and Secretary
                             CNA Surety Corporation
                                333 South Wabash
                            Chicago, Illinois 60604
                    (Name and address of agent for service)


                                 (312) 822-5000
         (Telephone number, including area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------
                                                       Proposed maximum        Proposed maximum
   Title of securities             Amount to be         offering price        aggregate offering         Amount of
     to be registered           Registered (1)(2)        per share (3)             price(3)           registration fee
------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$.01 per share                      2,453,598               $20.58               $50,495,047             $5,402.97
------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$.01 per share (from 1997
Long-Term Equity
Compensation Plan                     546,402                                                            $    0.00 (4)
------------------------------------------------------------------------------------------------------------------------

         (1) Pursuant to Rule 416(a) the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

         (2) In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

         (3) Pursuant to Rule 457(c) and (h) under the Securities Act, the offering price for such shares for purposes of calculating the registration fee is estimated based on the average of the high and low prices of the shares of Common Stock as reported on the New York Stock Exchange on December 20, 2006. Pursuant to Rule 457(h)(2) under the Securities Act, no separate fee is required with respect to the interests in the Plan covered by this Registration Statement.

         (4) Pursuant to Instruction E of Form S-8 and the telephonic interpretation of the Securities and Exchange Commission set forth in Section G. Securities Act Forms, No. 89, of the Division of Corporation Finance's Manual of Publicly Available Telephone Interpretations dated July 1997, the 3,000,000 shares which are being registered on this Form S-8 Registration Statement includes 546,402 shares (the "Carryover Shares") which were previously available for grant under the CNA Surety Corporation 1997 Long-Term Equity Compensation Plan, but that have been carried forward to and included in the reserve for issuance under the CNA Surety Corporation 2006 Long-Term Equity Compensation Plan. The registrant previously registered the Carryover Shares for issuance on Form S-8 registration statement (333-37207) and is contemporaneously filing a post-effective amendment to deregister the Carryover Shares from the foregoing Form S-8. A registration fee of approximately $2318 was paid with respect to the Carryover Shares upon filing of the original Registration Statement on Form S-8 and is hereby carried forward to cover the Carryover Shares. Therefore, no further registration fee with respect to the Carryover Shares is required.

          PART I - INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document(s) containing the information specified for Part I of this Registration Statement will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act. Such documents are not being filed with the Commission but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the "Note" portion to Part I of the Form S-8.

          PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by CNA Surety Corporation (the "Registrant") with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

         (a) The Annual Report on Form 10-K of the Registrant for the fiscal year ended December 31, 2005 filed with the Commission on February 27, 2006.

         (b) The Quarterly Reports of the Registrant on Form 10-Q or 10-Q/A for the period ended March 31, 2006 filed with the Commission on May 4, 2006; for the period ended June 30, 2006 filed with the Commission on July 31, 2006 and for the period ended September 30, 2006 filed with the Commission on October 31, 2006.

         (c) The Current Reports of the Registrant on Form 8-K filed with the Commission on February 16, 2006, May 1, 2006, July 31, 2006 and October 30, 2006.

         (d) The description of the Registrant's common stock contained in the Registrant's Registration Statement on Form 10 filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, with the Commission on August 15, 1997, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Registrant or the CNA Surety Corporation 2006 Long-Term Equity Compensation Plan with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date hereof and prior to the filing of a posteffective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the respective dates of filing of such documents, except that, unless specifically stated to the contrary, none of the information disclosed under Items 2.02 or
7.01 of any Current Report on Form 8-K or any exhibit under Item 9.01 of Form 8-K with respect thereto that the Registrant may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included, herein. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

               Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

               Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Delaware law permits a corporation to adopt a provision in its certificate of incorporation eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that such provision shall not limit the liability of a director for: (i) any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) liability under section 174 of the Delaware General Corporation Law; or (iv) any transaction from which the directors derived an improper personal benefit. The Registrant's certificate of incorporation limits the personal liability of Registrant's directors for monetary damages to the fullest extent permissible under applicable law.

         Under Delaware law, a corporation may indemnify any person made a party or threatened to be made a party to any type of proceeding (other than an action by or in the right of the corporation) because he or she is or was an officer, director, employee or agent of the corporation, or was serving at the request of the corporation as an officer, director, employee or agent of the corporation, against expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with such proceeding if: (i) he or she acted in good faith and in a manner such director reasonably believed to be in or not opposed to the best interests of the corporation; or (ii) in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. A corporation may indemnify any person made party or threatened to be made a party to any threatened, pending or completed action or suit brought by or in the right of the corporation because he or she was an officer, director, employee or agent of the corporation, or was serving at the request of the corporation as an officer, director, employee or agent of the corporation, against expenses actually and reasonably incurred in connection with such action or suit if he or she acted in good faith and in a manner such director reasonably believed to be in or not opposed to the best interests of the corporation, except that there may be no such indemnification if the person is found liable to the corporation unless, in such case, the court determines the person is entitled thereto. A corporation must indemnify a director, officer, employee or agent against expenses actually and reasonably incurred by him or her who successfully defends himself or herself in a proceeding to which they were a party because he or she was a director, officer, employee or agent of the corporation. Expenses incurred by any officer or director (or other employees or agents as deemed appropriate by the board of directors) in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. The Delaware law indemnification and expense advancement provisions are not exclusive of any other rights which may be granted by the bylaws, a vote of stockholders or disinterested directors, agreement or otherwise.

         The Registrant's bylaws provide for the indemnification, in a non-derivative suit, of any person who is a party or is threatened to be made a party to any suit or proceeding, because such person, or a person for whom such person was or is a representative, was or is an officer, director, employee or agent of the Registrant, or was serving at the request of the Registrant as an officer, director, employee or agent of the corporation, against expenses in connection with such suit, action or proceeding if such person acted in good faith and in a manner such director reasonably believed to be in or not opposed to the best interests of the Registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. The Registrant's bylaws provide further for the indemnification in derivative suits if such person acted in good faith and in a manner such person believed to be in or not opposed to the best interests of the Registrant; provided, however, that no indemnification will be made for any claim, issue or matter as to which such person has been adjudged liable to the Registrant, unless the court in which such action was brought determined, despite the adjudication of liability, that such person is fairly and reasonably entitled to indemnity for such expenses that such court deems proper. The bylaws of the Registrant also permit the advancement of expenses incurred by a director, officer, employee or agent of the Registrant in defending a suit or action, provided that such person executes an undertaking to repay the advanced expenses if it is ultimately determined that such person is not entitled to be indemnified by the Registrant.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy expressed in the Securities Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

               Not applicable.

ITEM 8.  EXHIBITS.

EXHIBIT NUMBER        DESCRIPTION

4.1                   Certificate of Incorporation of the Registrant filed as
                      Exhibit 3(1) to the Registrant's Registration Statement on Form S-4 dated August 15, 1997 (File No. 333-33753) and incorporated herein by reference

4.2 Amendment to Certificate of Incorporation of the Registrant filed as Exhibit 3(2) to the Registrant's Registration Statement on Form S-4 dated August 15, 1997 (File No. 333-33753) and incorporated herein by reference

4.3 Amended Bylaws of the Registrant filed as Exhibit 4.3 to the Registrant's Registration Statement on Form S-8 dated September 23, 1998 (File No. 333-64135) and incorporated herein by reference

5 Legal Opinion of Sonnenschein Nath & Rosenthal LLP, filed herewith

15 Awareness Letter of Deloitte & Touche LLP, independent registered public accounting firm, filed herewith

23.1 Consent of Deloitte & Touche LLP, independent registered public accounting firm, filed herewith

23.2 Consent of Sonnenschein Nath & Rosenthal LLP (included in the opinion filed as Exhibit 5), filed herewith

24                    Power of Attorney, filed herewith

ITEM 9.  UNDERTAKINGS.

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act,

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and the price represent no more than 20 percent in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement,

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement. Provided, however, that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described in Item 6 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 20th day of December, 2006.

                                  CNA SURETY CORPORATION

                                  By: /s/ JOHN F. WELCH
                                      -----------------------------
                                  Name:  John F. Welch
                                  Title: President and Chief
                                         Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                        Title                                       Date
/s/John F. Welch*                President, Chief Executive Officer and      December 20, 2006
-------------------------        Director (Principal Executive Officer)      -------------------
John F. Welch

/s/ John F. Corcoran             Chief Financial Officer (Principal          December 20, 2006
-------------------------        Financial and Accounting Officer)           -------------------
John F. Corcoran

/s/ James R. Lewis*              Chairman of the Board and Director          December 20, 2006
-------------------------                                                    -------------------
James R. Lewis

/s/ Phillip H. Britt*            Director                                    December 20, 2006
-------------------------                                                    -------------------
Phillip H. Britt

/s/ Lori S. Komstadius*          Director                                    December 20, 2006
-------------------------                                                    -------------------
Lori S. Komstadius

/s/ Roy E. Posner*               Director                                    December 20, 2006
-------------------------                                                    -------------------
Roy E. Posner

/s/ Robert A. Tinstman*          Director                                    December 20, 2006
-------------------------                                                    -------------------
Robert A. Tinstman

/s/ Adrian M. Tocklin*           Director                                    December 20, 2006
-------------------------                                                    -------------------
Adrian M. Tocklin


/s/ John F. Welch*               Director                                    December 20, 2006
-------------------------                                                    -------------------
John F. Welch



*Executed by Enid Tanenhaus as attorney-in-fact pursuant to powers of attorney executed by such persons.

                           CNA SURETY CORPORATION

                           By: /s/  ENID TANENHAUS
                               --------------------------------
                           Name:  Enid Tanenhaus
                           Title: Senior Vice President,
                                  General Counsel and Secretary


The Plan. Pursuant to the requirements of the Securities Act, the trustees (or other person who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on December 20, 2006.

                           CNA Surety Corporation 2006 Long-Term Equity
                           Incentive Plan

                           By:  Plan Committee

                           /s/ Phillip H. Britt*
                           ------------------------------------
                           Phillip H. Britt

                           /s/ Roy E. Posner*
                           ------------------------------------
                           Roy E. Posner

                           /s/ Robert A. Tinstman*
                           ------------------------------------
                           Robert A. Tinstman

                           /s/ Adrian M. Tocklin*
                           ------------------------------------
                           Adrian M. Tocklin


         *Executed by Enid Tanenhaus as attorney-in-fact pursuant to powers of attorney executed by such persons.

                           CNA SURETY CORPORATION

                           By: /s/  ENID TANENHAUS
                               --------------------------------
                           Name:  Enid Tanenhaus
                           Title: Senior Vice President,
                                  General Counsel and Secretary